Exhibit 3.2

                              Articles Of Merger Of
                             PYR Energy Corporation
                            (A Delaware Corporation)
                                  With And Into
                             PYR Energy Corporation
                            (A Maryland Corporation)

                        Pursuant to Section 3-107 of the
                       General Corporation Law of Maryland


     1. The names and states of incorporation of each of the constituent corporations (collectively, the "Constituent Corporations") are as follows:

        PYR Energy Corporation, a Delaware corporation ("PYR Delaware")
                                       and
        PYR Energy Corporation, a Maryland corporation ("PYR Maryland").

     2. An agreement and plan of merger (the "Agreement And Plan Of Merger") has been approved, adopted, certified, executed and acknowledged by the board of directors and the holders of common stock of each of the Constituent Corporations in accordance with the laws under which it is formed and in particular, in accordance with the applicable provisions of the General Corporation Law of Delaware, and the General Corporation Law of Maryland. The Agreement And Plan Of Merger provides for, among other things, the merger of PYR Delaware with and into PYR Maryland pursuant to which each stockholder of PYR Delaware will receive one share of common stock of PYR Maryland for each share of common stock of PYR Delaware that each stockholder owns.

     3. PYR Delaware (previously known as Mar Ventures Inc.) was incorporated on March 27, 1996 pursuant to the General Corporation Law of Delaware.

     4. Neither PYR Delaware nor PYR Maryland owns any interest in land in Maryland. No interest in land in Maryland is affected by the merger of PYR Delaware with and into PYR Maryland.

     5. The surviving corporation shall be PYR Maryland. The name of the surviving corporation shall be PYR Energy Corporation.

     6. The Articles Of Incorporation of PYR Maryland shall be the articles of incorporation of the surviving corporation.

     7. The executed Agreement And Plan Of Merger is on file at the principal place of business of PYR Maryland, 1675 Broadway, Suite 2450, Denver, Colorado 80202.

     8. A copy of the Agreement And Plan Of Merger will be furnished by PYR Maryland on request without cost to the sole stockholder of PYR Maryland and to any stockholder of PYR Delaware.

     9. The authorized capital stock of PYR Delaware consists of 50,000,000 shares of $.001 par value common stock, 23,641,357 shares of which were issued and outstanding as of the May 7, 2001 record date for determining stockholders eligible to vote on the merger, and 1,000,000 shares of $.001 par value preferred stock, none of which are issued and outstanding.

     10. The authorized capital stock of PYR Maryland consists of 75,000,000 shares of $.001 par value common stock, 100 of which are issued and outstanding and owned by PYR Delaware, and 1,000,000 shares of $.001 par value preferred stock, none of which are issued and outstanding.

     11. Upon the merger becoming effective, (a) each outstanding share of common stock of PYR Delaware shall be immediately deemed to be one share of common stock of PYR Maryland without an exchange of certificates, and (b) the 100 shares of common stock of PYR Maryland owned by PYR Delaware, which shall then be owned by PYR Maryland by virtue of the merger, shall be retired and resume the status of authorized and unissued shares and any capital represented by the shares shall be eliminated.

     IN WITNESS WHEREOF, these Articles Of Merger have been executed by each of PYR Maryland and PYR Delaware by its duly authorized officers to be effective on July 2, 2001.


                                            PYR ENERGY CORPORATION, a Maryland
                                             corporation


                                            By:  /s/  D. Scott Singdahlsen
                                               --------------------------------
                                                      D. Scott Singdahlsen,
                                                      President
ATTEST:


/s/  Andrew P. Calerich
----------------------------------
     Andrew P. Calerich, Secretary


                                            PYR ENERGY CORPORATION, a Delaware
                                             corporation


                                            By:  /s/  Scott Singdahlsen
                                               --------------------------------
                                                      Scott Singdahlsen,
                                                      President
ATTEST:


/s/  Andrew P. Calerich
----------------------------------
     Andrew P. Calerich, Secretary

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )

     On this 2nd day of July, 2001, before me personally appeared D. Scott Singdahlsen, President of PYR Energy Corporation, a Maryland corporation, who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: 11-4-2001       /s/  Kathie A. Beier
                          -----------       -----------------------------------
                                                 Kathie A. Beier
                                                 Notary Public
[SEAL]


STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )

     On this 2nd day of July, 2001, before me personally appeared D. Scott Singdahlsen, President of PYR Energy Corporation, a Delaware corporation, who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: 11-4-2001       /s/  Kathie A. Beier
                          -----------       -----------------------------------
                                                 Kathie A. Beier
                                                 Notary Public
[SEAL]


STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )

     On this 2nd day of July, 2001, before me personally appeared Andrew P. Calerich, Secretary of PYR Energy Corporation, a Maryland corporation, who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: 11-4-2001       /s/  Kathie A. Beier
                          -----------       -----------------------------------
                                                 Kathie A. Beier
                                                 Notary Public
[SEAL]

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )

     On this 2nd day of July, 2001, before me personally appeared Andrew P. Calerich, Secretary of PYR Energy Corporation, a Delaware corporation, who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: 11-4-2001       /s/  Kathie A. Beier
                          -----------       -----------------------------------
                                                 Kathie A. Beier
                                                 Notary Public
[SEAL]

                                    * * * * *